PLATINUM
funding group

PLATINUM FUNDING GROUP

Platinum Funding Services LLC
A Member of Platinum Funding Group LLC

April 12, 2007

Mr. Michael Jordan Friedman
Fresh Harvest Products, Inc.
280 Madison Avenue, Suite 1005
New York, New York 10016

RE: Factoring Agreement by and between Fresh Harvest Products, Inc. ("Fresh Harvest") and Platinum Funding Services LLC ("Platinum") dated as of January 2, 2007 (the "Factoring Agreement")

Dear Mr. Friedman:

This letter will serve as written notice as provided for in the Factoring Agreement that Platinum hereby elects, pursuant to paragraph 9B of the Factoring Agreement, to terminate the Factoring Agreement based upon the failure by Fresh Harvest, for a period of forty five (45) days, to deliver any Accounts Receivable to Platinum for purchase.

Please note that Fresh Harvest and the guarantors are liable for the No Delivery Fee as set forth in the Factoring Agreement.

Very truly yours,

PLATINUM FUNDING SERVICES LLC

By: William T. Rooney
William T. Rooney, President